Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of Comstock Homebuilding Companies, Inc. (the “Company”), which is about to file with the Securities and Exchange Commission, (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, under the provisions of the Securities Exchange Act of 1934, as amended, and (ii) a Registration Statement on Form S-8, under the provisions of the Securities Act of 1933, as amended, hereby constitutes and appoints Bruce Labovitz or Jubal Thompson his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign each of the Annual Report on Form 10-K, the Registration Statement on Form S-8 and any and all amendments and documents related thereto, and to file the same and any and all exhibits, financial statements and schedules related thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all things that said attorneys-in-fact and agents, or any of them or his or their substitute or substitutes, may lawfully do and seek to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of the date indicated next to his signature.

Date:	March 30, 2005	/s/ Clayton Perfall
A. Clayton Perfall

Date:	March 30, 2005	/s/ David Guernsey
David Guernsey

Date:	March 30, 2005	/s/ James MacCutcheon
James MacCutcheon

Date:	March 30, 2005	/s/ Gary Martin
Gary Martin